Exhibit 10.16

Execution Version

[Certain information has been omitted from the exhibit pursuant to Item 601(b)(10)(iv)
because it is both not material and is the type of information that the registrant treats as private or confidential. Such information has been omitted from this exhibit in places marked “[***].”]

[Certain personally identifiable information has been omitted from this exhibit in places marked “[*]” pursuant to Item 601(a)(6) of Regulation S-K.]

GUARANTY

This GUARANTY (this “Guaranty”) is made as of November 4, 2024 (the “Effective Date”), by SolarEdge Technologies, Inc., a Delaware corporation (the “Guarantor”), in favor of Genworth Financial, Inc., a Delaware Corporation (the “Guaranteed Party”).

A.          WHEREAS, the Guarantor desires to have the Guaranteed Party enter into that certain Tax Credit Purchase and Sale Agreement, dated as of the Effective Date (the “Transfer Agreement”), with SolarEdge Manufacturing, Inc., a corporation organized under the laws of Delaware (the “Seller”).

B.          WHEREAS, as of the Effective Date, Guarantor holds 100% of the outstanding equity interests in Seller.

C.          WHEREAS, the Guaranteed Party is willing to enter into the Transfer Agreement with the Seller on the condition, among others, that certain of the Seller’s payment obligations under the Transfer Agreement are guaranteed by the Guarantor, on the terms set forth in this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce the Guaranteed Party to enter into the Transfer Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1.          Definitions.

1.1          Defined Terms.  As used in this Guaranty, the capitalized terms defined in the preamble, preliminary statements and other sections of this Guaranty shall have the respective meanings specified therein; capitalized terms not defined in this Guaranty shall have the meanings given to such terms in the Transfer Agreement.

1.2         Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be modified by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with the provisions hereof and thereof; (b) any reference herein to any person shall be construed to include such person’s successors and permitted assigns; (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guaranty in its entirety and not to any particular provision of this Guaranty; and (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Article and section headings used herein are for convenience of reference only, are not part of this Guaranty and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty.

2.          Guaranty.

2.1          Irrevocable Guaranty.

(a)          The Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to the Guaranteed Party and its successors, permitted endorsees, permitted transferees and permitted assigns pursuant to the terms of the Transfer Agreement, the full and prompt payment when due of all payment obligations of, and all amounts payable by, the Seller under the Transfer Agreement (the “Guaranteed Obligations”). If for any reason any Guaranteed Obligation shall not be paid promptly when due, then in each such instance upon written demand of payment made by the Guaranteed Party to the Guarantor, the Guarantor shall promptly (and in any case within ten (10) Business Days of such written demand) pay the same to or for the benefit of the Guaranteed Party.

(b)          Whether or not legal action is instituted, the Guarantor agrees to reimburse the Guaranteed Party on written demand for all reasonable attorneys’ fees and disbursements and all other reasonable and documented costs and expenses incurred by the Guaranteed Party in successfully enforcing its rights under this Guaranty. Notwithstanding the foregoing, the Guarantor shall have no obligation to pay any such costs or expenses if, in any action or proceeding brought by the Guaranteed Party giving rise to a demand for payment of such costs or expenses, it is finally adjudicated by a court of competent jurisdiction that the Guarantor is not liable to make any payment under Section 2.1(a) of this Guaranty.

(c)          To the extent the Seller would be required to gross up any payments pursuant to the Transfer Agreement, any corresponding payment by the Guarantor hereunder shall be grossed up and paid on an After-Tax Basis (as such term is defined in the Transfer Agreement) in the same manner and to the same extent as provided in the Transfer Agreement; provided, however, that the Guarantor will not be required to pay any additional amounts to the Guaranteed Party under this Section 2.1(c) to the extent that such additional amounts would not be required to be paid but for the Guaranteed Party’s failure to deliver to the Guarantor any duly completed and executed forms, documents or certificates as may be required and as requested by Guarantor, including, without limitation, the appropriate United States Internal Revenue Service Form W-9 (or any successor thereto).

(d)          Each payment under this Guaranty shall be made in United States dollars.

(e)          The obligations of the Guarantor as set forth in this Guaranty shall be solely the obligations of the Guarantor and shall not be or be deemed to be obligations of any past, present or future stockholder, partner, member, director or officer of the Guarantor.

2.2          No Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Guaranteed Obligations shall have been indefeasibly paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Party and shall forthwith be paid to the Guaranteed Party to be credited and applied to such Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Transfer Agreement.  If (a) the Guarantor shall make a payment to the Guaranteed Party of all or any part of the Guaranteed Obligations and (b) all of the Guaranteed Obligations shall be indefeasibly paid in full, the Guaranteed Party will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

2.3          No Effect on Guaranty. The obligations of the Guarantor under this Guaranty shall not be altered, limited, impaired or otherwise affected by, and the Guarantor hereby irrevocably and absolutely waives any defense based on:

(a)          any rescission of any demand for payment of any of the Guaranteed Obligations or any failure by the Guaranteed Party to make any such demand on the Seller;

(b)        any renewal, extension, modification, amendment, acceleration, compromise, waiver, indulgence, rescission, discharge, surrender or release, in whole or in part, or any assignment or transfer, of the Transfer Agreement or the Guaranteed Obligations or any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Guaranteed Obligations, or the liability of any party to any of the foregoing or for any part thereof;

(c)          the validity, regularity or enforceability of any of the Guaranteed Obligations;

(d)          any change, whether direct or indirect, in the Guarantor’s relationship to the Seller, including any such change by reason of any merger or consolidation or any sale, transfer, issuance, spin-off, distribution or other disposition of any stock, equity interest or other security of the Seller, the Guarantor or any other entity;

(e)          any act or omission of the Guaranteed Party relating in any way to the Guaranteed Obligations or to the Seller, including any failure to bring an action against any party liable on the Guaranteed Obligations, or any party liable on any other guaranty of the Guaranteed Obligations; and

(f)          any proceeding, voluntary or involuntary, involving bankruptcy, insolvency, receivership, reorganization, arrangement, composition, liquidation, dissolution or similar proceeding with respect to the Seller or any defense which the Seller may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

Notwithstanding the foregoing, the Guarantor shall be entitled to assert any and all rights, setoffs, counterclaims and other defenses which the Seller may have to payment of any of the Guaranteed Obligations, other than defenses based upon (1) lack of authority, capacity, legal right or power of the Seller to enter into and/or perform its obligations under the Transfer Agreement, (2) any bankruptcy, insolvency, reorganization, arrangement, composition, liquidation, dissolution or similar proceeding with respect to the Seller, or (3) any defense based upon or relating to any lack of enforceability of or defect or deficiency in the Transfer Agreement to the extent addressed in Section 2.3(c) hereof.

2.4          Continuing Guaranty; Termination.

(a)          This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment of the Guaranteed Obligations when due (subject to the notice provisions of this Guaranty), and not of collection only, and except as otherwise provided in this Guaranty, the obligations of the Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Guaranteed Party at any time of any right or remedy against the Seller or against any other person that may be or become liable in respect of all or any part of the Guaranteed Obligations.

(b)          Subject to Section 2.5, this Guaranty shall remain in full force and effect until the earliest of  (i) the date on which all of the Guaranteed Obligations shall have been indefeasibly paid in full; (ii) the Termination of the Transfer Agreement by mutual agreement of the Parties, pursuant to Section 10.1 of the Transfer Agreement (the “Termination Date”); or (iii) the date on which the Seller shall no longer have any payment obligations under the Transfer Agreement (provided that any payment obligation of Seller under the Transfer that would continue but for a defense available to Seller that is waived by Guarantor under Section 2.3 shall be deemed to continue for purposes of this Section 2.4(b)(iii), provided, however, that  in the event the Guaranteed Party shall have given notice to the Guarantor of any claim hereunder prior to the date on which this Guaranty would otherwise terminate under this Section 2.4, the Guaranty shall remain in effect until the satisfaction of such claim for purposes of such claim.

(c)          After the Termination Date, except for claims asserted against the Guarantor prior to the Termination Date (which claims shall survive the Termination Date until resolved in accordance with the terms of this Guaranty), this Guaranty and all obligations of the Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of the Guarantor following any such termination, the Guaranteed Party shall execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination and the Guaranteed Party shall promptly return any originally executed copies of this Guaranty to the Guarantor.

2.5          Reinstatement of Guaranty. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is avoided, rescinded or must otherwise be restored or returned by the Guaranteed Party to the Seller, the Guarantor, or any of its respective representatives for any reason including as a result of any insolvency, bankruptcy or reorganization proceeding with respect to the Seller or the Guarantor, all as though such payment had not been made.

2.6          No Consequential Damages. In no event shall the Guarantor be subject to any consequential, exemplary, special, indirect, incidental or punitive damages (including any damages on account of lost profits or opportunities or business interruption and the like), whether by statute, in tort or under contract, under any indemnity provision or otherwise.

3.          Representations and Warranties of the Guarantor. The Guarantor hereby represents and warrants to the Guaranteed Party as of the Effective Date, as follows:

3.1          The Guarantor is a corporation, duly incorporated, validly existing and in good standing under laws of the State of Delaware.

3.2          The Guarantor has full power, authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder.

3.3          The execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action on the part of the Guarantor.

3.4          This Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally or by general principles of equity.

3.5          All consents, authorizations, approvals and clearances and notifications, reports and registrations requisite for its due execution, delivery and performance of this Guaranty have been obtained from or, as the case may be, filed with the relevant Governmental Authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any Governmental Authority having jurisdiction is required for such execution, delivery or performance.

3.6          The execution and delivery by the Guarantor of this Guaranty do not and the performance by the Guarantor of its obligations hereunder will not, (i) conflict with or cause a breach of any provision in the certificate of incorporation, bylaws or other organizational document of the Guarantor, or (ii) cause a breach of, constitute a default under, cause the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any authorization, consent, waiver or approval under any contract, license, instrument, decree, judgment or other arrangement to which the Guarantor is a party or under which it is bound or to which any of its assets are subject except (in the case of this clause (ii)) for any that would not reasonably be expected to have a Material Adverse Effect.

3.7          The Guarantor is solvent and no event of bankruptcy has occurred and is continuing with respect to the Guarantor.

3.8          There is no claim, action, suit, investigation or proceeding (including any arbitration proceeding) of any nature, at law or in equity, pending or threatened in writing by or against it involving, affecting or relating to the transactions contemplated under this Guaranty or its ability to consummate the transactions contemplated under this Guaranty, at law or at equity, or before or by any Governmental Authority or arbitral body.  The Guarantor is not subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitral body involving, affecting or relating to the transactions contemplated under this Guaranty or its ability to consummate the transactions contemplated under this Guaranty.

3.9          The Guarantor directly and beneficially owns 100% of the issued and outstanding shares of the Seller.

4.          Guarantor’s Waivers; Reliance.

4.1          Guarantor’s Waivers.  The Guarantor hereby irrevocably and absolutely waives:

(a)          any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Guaranteed Party upon this Guaranty or acceptance of this Guaranty;

(b)          presentment, demand (other than demand delivered pursuant to Section 2.1(a) hereof), notice, and protest of all instruments included in or evidencing any of the Guaranteed Obligations and all other demands (other than demand delivered pursuant to Section 2.1(a) hereof) and notices in connection with the delivery, acceptance, performance, default or enforcement of any such instrument or this Guaranty;

(c)          any right to require the Guaranteed Party to proceed against the Seller, or to pursue any other remedy in the Guaranteed Party’s power before proceeding against the Guarantor;

(d)          any defense based upon an election of remedies by the Guaranteed Party, which destroys or otherwise impairs the subrogation rights of the Guarantor, the right of the Guarantor to proceed against the Seller for reimbursement, or both;

(e)          except as set forth in the last paragraph of Section 2.3 hereof, any defense based on any offset against any amounts which may be owed by any Person to the Guarantor for any reason whatsoever; and

(f)          any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal.

4.2         Reliance. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Guaranty, and all dealings between the Guarantor and the Guaranteed Party shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

5.          Amendment. This Guaranty may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed by the Guaranteed Party and the Guarantor. No waiver of any term, covenant or provision of this Guaranty, or consent given hereunder, shall be effective unless given in writing by the Guaranteed Party.

6.          Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given to any party hereto if personally delivered or if sent by email and followed promptly by registered or certified mail, return receipt requested, or by recognized courier service, postage or other charges prepaid addressed as follows:

(a)          If to the Guarantor:

SolarEdge Technologies, Inc.
700 East Tasman Drive
Milpitas, California 95035
Attn:  General Counsel
Email:  [*]

With a copy to:

Holland & Knight LLP
800 17th Street, NW
Washington, DC 20006
Attn: Amish Shah
Email: [*]

(b)          If to the Guaranteed Party:

Genworth Financial, Inc.
11011 West Broad Street
Glen Allen, VA 23060
Attn: David Kurzawa
Email: [*]

With a copy to:

Weil Gotshal & Manges LLP
767 Fifth Ave
New York, NY 10153
Attn: Steven Lorch
Email: [*]

or to such other address as may be specified from time to time by the Guarantor or the Guaranteed Party in a notice to the other parties given as herein provided.  Such notice or communication will be deemed to have been given as of the date so personally delivered, transmitted by email, mailed or sent by courier; provided that any notice or other communication received on a day that is not a Business Day or later than 5:00 p.m. on a Business Day will be deemed to be received on the next Business Day.

7.          Successors and Assigns.  This Guaranty shall be binding upon and shall inure to the benefit of the Guarantor and the Guaranteed Party and their respective successors and permitted assigns.

8.          GOVERNING LAW.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS PERFORMED IN THAT STATE WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

9.        CONSENT TO JURISDICTION. ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST THE GUARANTOR WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN ANY COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS.  THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY LEGAL ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL TO THE ADDRESS SET FORTH IN SECTION 6 HEREOF.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE GUARANTEED PARTY TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

10.         WAIVER OF JURY TRIAL.  THE GUARANTOR AND THE GUARANTEED PARTY, BY THEIR ACCEPTANCE HEREOF, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH THIS GUARANTY.

11.          Severability. If any provision hereof or of any of the instruments evidencing part or all of the Guaranteed Obligations is invalid or unenforceable in any jurisdiction, the other provisions hereof or of such instruments shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Guaranteed Party in order to carry out the provisions hereof.  The invalidity or unenforceability of any provision of this Guaranty in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

12.          Counterparts. This Guaranty may be executed in counterparts, each of which shall be an original, but each of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Guaranty by telefacsimile, portable document format (.pdf) or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Guaranty.

[Signature page follows]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered on its behalf as of the Effective Date.

SOLAREDGE TECHNOLOGIES, INC.

By: /s/Ariel Porat
Name: Ariel Porat
Title: Chief Financial Officer

Accepted and agreed to as of the Effective Date:

GENWORTH FINANCIAL, INC.

By: /s/ Lisa J. Baldyga
Name: Lisa J. Baldyga
Title: Vice President and Treasurer